UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Definitive Information Statement

KIT digital, Inc.
(Name of Registrant as Specified in its Charter)

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To the Stockholders of KIT digital, Inc.:

         This Information Statement is furnished by the Board of Directors of KIT digital, Inc., a Delaware corporation (the “Company”), to holders of record of the Company’s common stock, par value $0.0001 per share (“Common Stock”) at the close of business on February __, 2009, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to inform the Company’s stockholders that the Board of Directors recommended on December 31, 2008, and holders of a majority of the outstanding Common Stock acted by written consent thereafter, to approve the following:

1.
A grant of discretionary authority to the Board of Directors or the executive officers of the Company to implement a reverse stock split of the outstanding shares of Common Stock on the basis of one post-reverse split share for up to every thirty-five (35) pre-reverse split shares (for example, if you own 35 shares now, you will own 1 share after the reverse stock split) to occur as soon as practicable, but in no event later than 90 days after the date of this Information Statement, with the exact time of the reverse stock split and the exchange ratio of the reverse split to be determined by the Board of Directors or the executive officers of the Company.  A proposed 1-for-35 reverse stock split of the outstanding shares of Common Stock would reduce the outstanding shares of Common Stock from approximately 146.4 million shares to 4.2 million shares.

2.
The filing of a Certificate of Amendment of the Certificate of Incorporation that will decrease the authorized number of shares of the Company’s Common Stock to Thirty Million (30,000,000) shares and will eliminate the Company’s authorized shares of preferred stock (none of which are presently outstanding).

The Company believes that, given its current size and balance sheet position, shortly following the effective date of the proposed reverse stock split it will meet the quantitative requirements for listing on the Nasdaq Capital Market, which may enhance its visibility, institutional investor appetite and commercial credibility.

As of the record date, 146,414,788 shares of Common Stock were issued and outstanding.  Each share of Common Stock outstanding entitles the holder to one vote on all matters brought before the common stockholders. Holders of an aggregate of 87,549,120 shares of Common Stock, or 59.8% of the Company’s issued and outstanding shares, voted in favor of the grant of the discretionary authority to the Board of Directors or the executive officers of the Company to effect the reverse stock split of the outstanding shares of Common Stock and for the approval of the Certificate of Amendment of the Certificate of Incorporation.  Our executive officers and directors have the power to pass the proposed corporate actions without the concurrence of any of the Company’s other stockholders.

As a result of requirements under applicable federal securities and state law, the stockholder consent will not be effective, and therefore the grant of discretionary authority to effect the reverse stock split and the filing of the Certificate of Amendment of the Certificate of Incorporation cannot occur, until at least 20 calendar days after this Information Statement is sent or given to the stockholders of record as of the record date.

We appreciate your continued support and confidence in the Company.

Very truly yours,

KALEIL ISAZA TUZMAN
Chairman and Chief Executive Officer

New York, New York
February __, 2009

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

KIT digital, Inc.
168 Fifth Avenue, Suite 301
New York, New York 10010
(646) 502-7484

INFORMATION STATEMENT

FEBRUARY __, 2009

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY

INTRODUCTION

KIT digital, Inc. is a Delaware corporation with its principal executive offices located at 168 Fifth Avenue, Suite 301, New York, New York 10010. The Company’s telephone number is (646) 502-7484. This Information Statement is being sent to the Company’s stockholders by the Board of Directors to notify them about actions that the Board of Directors and holders of a majority of the Company’s outstanding Common Stock have taken. The actions were taken by the Board of Directors at a special meeting on December 31, 2008, and by eight stockholders holding a majority of the Company’s outstanding Common Stock acting by written consent on various dates in January and February 2009, and will be effective when the Company files the Certificate of Amendment of the Certificate of Incorporation with the State of Delaware.

The Company expects to file the Certificate of Amendment of the Certificate of Incorporation to reduce the authorized number of shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), eliminate the Company’s authorized preferred stock and effect the proposed one for up to 35 reverse stock split of the issued and outstanding shares of Common Stock on or about March 5, 2009.

Copies of this Information Statement are being mailed on or about February __, 2009, to holders of record on February __, 2009, who did not vote for the corporate actions described in this Information Statement.

GENERAL INFORMATION

The Board of Directors and holders of a majority of the Company’s outstanding Common Stock voted to approve and authorize the following:

1.
A grant of discretionary authority to the Board of Directors or the executive officers of the Company to implement a reverse stock split of the outstanding shares of Common Stock on the basis of one post-reverse split share for up to every thirty-five (35) pre-reverse split shares (for example, if you own 35 shares now, you will own 1 share after the reverse stock split) to occur as soon as practicable, but in no event later than 90 days after the date of this Information Statement, with the exact time of the reverse stock split and the exchange ratio of the reverse split to be determined by the Board of Directors or the executive officers of the Company.  A proposed 1-for-35 reverse stock split of the outstanding shares of Common Stock would reduce the outstanding shares of Common Stock from approximately 146.4 million to 4.2 million shares.

2.
The filing of a Certificate of Amendment of the Certificate of Incorporation that will decrease the authorized number of shares of the Company’s Common Stock to Thirty Million (30,000,000) shares and will eliminate the Company’s authorized shares of preferred stock (none of which are presently outstanding).

The reverse split exchange ratio that the Board of Directors and holders of a majority of the stockholders approved is up to 35 pre-reverse split shares for each one post-reverse split share, which the Board of Directors deemed to be in the best interests of the Company and its stockholders.  The Board of Directors and holders of a majority of the stockholders approved an amendment to the Company’s Certificate of Incorporation to reduce the authorized number of shares of Common Stock from Five Hundred Million (500,000,000) shares to Thirty Million (30,000,000) shares and to eliminate the Ten Million (10,000,000) authorized shares of preferred stock.

As of February 2, 2009, there were 146,414,788 outstanding shares of Common Stock, which constitute the Company’s only outstanding voting securities.  Each stockholder of record is entitled to one vote. Holders of an aggregate of 87,549,120 shares of Common Stock, or 59.8% of the Company’s issued and outstanding shares, voted in favor of the grant of the discretionary authority to the Board of Directors or the executive officers of the Company to effect the reverse stock split of the outstanding shares of Common Stock and for the approval of the Certificate of Amendment of the Certificate of Incorporation.  Therefore, the Company is not asking you for a proxy and you are requested not to send the Company a proxy.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s authorized capital consists of 500,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.  As of February 2, 2009, the Company had 146,414,788 shares of Common Stock outstanding and no shares of preferred stock outstanding.

Holders of the Company’s Common Stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of the Company’s assets available for distribution to stockholders upon liquidation, dissolution or winding-up of the Company’s affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings. The Common Stock does not have cumulative voting rights.

STOCKHOLDER RESOLUTION NO. 1

GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO IMPLEMENT A
ONE FOR UP TO THIRTY-FIVE REVERSE STOCK SPLIT

The Board of Directors and holders of a majority of the outstanding shares of Common Stock have approved a grant of discretionary authority to the Board of Directors or the executive officers of the Company to implement a reverse stock split for the purpose of increasing the per share price of the Common Stock.  The reverse split exchange ratio that the Board of Directors and majority stockholders approved is up to thirty-five (35) pre-reverse split shares (“Old Shares”) for each one post-reverse split share (“New Shares”), with the reverse stock split to occur as soon as practicable, but in no event later than 90 days after the date of this Information Statement, the exact time of the reverse stock split and the exchange ratio of the reverse split to be determined by the directors or the executive officers of the Company in their discretion. In addition, approval of this proposal also gives the Board authority to decline to implement a reverse stock split.

The Board of Directors believes that the approval of a range for the exchange ratio of the reverse stock split (as contrasted with approval of a specified exchange ratio of the reverse split) provides the Board of Directors or the executive officers of the Company with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the stockholders. The actual ratio for implementation of the reverse split would be determined by the directors or executive officers based upon its evaluation as to what exchange ratio of Old Shares to New Shares would be most advantageous to the Company and the stockholders.

The Board of Directors also believes that approval of a reverse split process that is achieved “as soon as practicable” (as contrasted with approval of a specified time of the reverse split) provides the Board of Directors or the executive officers of the Company with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the stockholders.

The Company believes that, given its current size and balance sheet position, shortly following the effective date of the proposed reverse stock split it will meet the quantitative requirements for listing on the Nasdaq Capital Market.  The Company believes that a listing on a more prominent exchange will enhance the visibility of the Common Stock, and allow for certain commercial opportunities not currently available to the Company. The Company believes that a Nasdaq listing, if effectuated, may generate greater interest among professional investors and institutions and enhance prospective analyst coverage and brokerage recommendations.

The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock.

The Company cannot assure you that it will be successful in achieving a Nasdaq listing, generating greater interest among professional investors and institutions, or enhancing prospective analyst coverage and brokerage recommendations. Stockholders should also note that if the Company elects to implement a reverse stock split, there is no assurance that prices for shares of the Common Stock after the reverse split will be up to 35 times greater than the price for shares of Common Stock immediately before the reverse stock split, depending on the exchange ratio of the reverse split.

Effect of the Reverse Stock Split

KIT digital is a public company.  The reverse stock split would not affect the registration of the Common Stock under the Exchange Act, nor will it change the Company’s periodic reporting and other obligations under that act.

The reverse stock split will not alter any stockholder’s percentage interest in the Company’s outstanding shares, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share. No fractional shares shall be issued. Any stockholder who beneficially owns a fractional share of the Company’s common stock after the reverse stock split, will receive an additional share of Common Stock in lieu of such fractional share. The principal effects of the reverse stock split will be that the number of shares of Common Stock issued and outstanding will be reduced from approximately 146.4 million shares to 4.2 million shares (assuming the reverse stock split is implemented at a 1-for-35 exchange ratio).

The voting and other rights of holders of Common Stock would not be affected by the reverse split (other than as described above).  For example, a holder of 1% of the voting power of the outstanding shares of Common Stock immediately before the effective time of the reverse stock split would continue to hold 1% of the voting power of the outstanding shares of Common Stock after the reverse split.  The number of stockholders of record would also not be affected by the reverse stock split.

Stockholders should recognize that if a reverse stock split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately before the effective time divided by the 1-for-35 exchange ratio, or such lesser exchange ratio as may be determined by the Company’s directors or executive officers, subject to adjustment for fractional shares, as described above).

The determination of the exchange ratio of the reverse stock split will have also have an effect on the number of authorized but unissued shares of Common Stock remaining.  Based on the 30,000,000 shares of Common Stock that will be authorized under the Company’s amended Certificate of Incorporation, if the Company elects to implement a 1-for-35 reverse stock split, the reverse split, when implemented, would have the effect of leaving approximately 25.8 million authorized but unissued shares of Common Stock.  By comparison, if the Company elects to implement a 1-for-20 reverse stock split, the reverse split, when implemented, would have the effect of leaving approximately 22.7 authorized but unissued shares of Common Stock.

The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

The large number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or By-laws.  Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Company’s Board of Directors.  At this time, the Board does not have any plans to issue new shares of Common Stock resulting from the large number of authorized but unissued shares because of the reverse stock split.

The Company currently has no intention of going private, and this proposed reverse stock split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 under the Exchange Act.

Commencing with the effective date of the reverse stock split, all outstanding options, warrants and other convertible securities entitling holders thereof to purchase shares of the Company’s Common Stock will entitle such holders to receive, upon exercise of their securities, a fraction (depending on the actual exchange ratio of the reverse stock split) of the number of shares of the Company’s Common Stock which such holders may purchase upon exercise or conversion of their securities. In addition, commencing on the effective date of the reverse stock split, the exercise or conversion price of all outstanding options, warrants and other convertible securities of the Company will be increased depending on the actual exchange ratio of the reverse stock split.

The Company expects to effectuate the proposed 1-for-35 reverse stock split of the issued and outstanding shares of Common Stock on or about March 5, 2009.

Risks Associated with the Reverse Stock Split

This Information Statement includes forward-looking statements including statements regarding the timing of the proposed reverse stock split and the potential benefits of a reverse split, including, but not limited to, increasing the per share price of the Common Stock.  The words "believe," "expect," "will, "may" and similar phrases are intended to identify such forward-looking statements.  Such statements reflect the Company’s current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.  Some of the important risk factors affecting the Company’s business, that could cause its actual results, performance or financial condition to differ seriously from expectations, include uncertainties relating to product development and commercialization, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors.  For a discussion of these and other risk factors, see the Company’s registration statement on Form S-1 (No. 333-152423), effective December 5, 2008, and other filings made by the Company with the U.S. Securities and Exchange Commission.

If approved and implemented, the reverse stock split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock on a post-split basis.  Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in "even lots" of even multiples of 100 shares.

Federal Income Tax Consequences

The Company believes that the federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i) Except as explained in (v) below, no income gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of the certificate representing post-split New Shares.

(ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefor.

(iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv) The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to the Company.

(v) The federal income tax treatment of the receipt of the one additional share in lieu of any fractional interests by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company’s opinion is not binding upon the Internal Revenue Service or the courts, and the Company cannot assure you that the Internal Revenue Service or the courts will accept the positions expressed above.

The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he, she or it resides. Stockholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the reverse stock split.

STOCKHOLDER RESOLUTION NO. 2

AMENDMENT TO CERTIFICATE OF INCORPORATION

The Board of Directors and holders of a majority of the outstanding shares of Common Stock have approved an amendment to the Company’s Certificate of Incorporation to reduce the number of authorized shares of Common Stock from 500,000,000 shares to 30,000,000 shares and eliminate the authorization for a class of preferred stock.  The Company’s Certificate of Incorporation presently authorizes the issuance of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.

The amendment would result in the text of Article FOURTH of the Company’s Certificate of Incorporation reading in its entirety as follows:

“FOURTH:  The Corporation is authorized to issue Thirty Million (30,000,000) shares of Common Stock, par value $0.0001 per share.”

The Board of Directors unanimously recommended that the Company approve the above amendment in conjunction with implementation of the proposed 1-for-35 reverse stock split since, if and when the reverse stock split is implemented, the Company does not currently foresee needing more than 30,000,000 shares of Common Stock to be authorized.

Additionally, the Board has no plans for future uses or issuances of preferred stock.  All previously issued shares of preferred stock have already been converted into Common Stock, and no such shares are presently issued or outstanding.

Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the amendment.  The amendment will become effective upon the filing, promptly after the expiration of the 20-day period commencing with the mailing of this Information Statement, of the Certificate of Amendment of the Certificate of Incorporation required by the General Corporation Law of Delaware.

         The Company expects to file the Certificate of Amendment of the Certificate of Incorporation on or about March 5, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock as of February 2, 2009, on a pre-reverse stock split basis.  The information in this table provides the ownership information for each person known by the Company to be the beneficial owner of more than 5% of the Common Stock; each of the Company’s directors; each of the Company’s executive officers; and all of the Company’s directors and executive officers as a group.

Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.  Unless otherwise indicated, the address of the beneficial owner is c/o KIT digital, Inc., 168 Fifth Avenue, Suite 301, New York, New York 10010.

Name and Address of Beneficial Owner	Shares of Common Stock (Including Shares Underlying Other Securities) Beneficially Owned (1)		Percentage of Shares of Common Stock (Including Shares Underlying Other Securities) Beneficially Owned (1)
KIT Media Limited Mill Mall, Suite 6 Wickhams Cay 1 P.O. Box 3085 Road Town, Tortola British Virgin Islands	122,162,500	(2)	60.5%

KIT Capital, Ltd. P.O. Box 112888 Dubai, United Arab Emirates	2,222,221	(3)	1.5%

Kaleil Isaza Tuzman	124,384,721	(2)(3)	61.1%

Gavin Campion	740,789	(4)	*

Robin Smyth	1,595,417	(5)	1.1%

Wayne Walker	123,921	(6)	*

Kamal El-Tayara	184,821	(7)	*

Lars Kroijer	124,821	(8)	*

Daniel Hart	71,248	(9)	*

Steven G. Felsher	—		*

Paul Tudor Jones, II
c/o Tudor Investment Corp.
1275 King street
Greenwich, CT 06831	5,646,216	(10)	3.7%

Wellington Trust Company, NA
75 State Street
Boston, MA 02169	2,363,700	(11)	1.6%

Wellington Management Company, LLP
75 State Street
Boston, MA 02169	5,294,700	(12)	3.5%

Castlerigg Master Investments Ltd,
40 W 57th Street, 26th Floor
New York, NY 10019	10,100,000		6.9%

All directors and executive officers as a group (8 persons)	127,225,738		63.9%

*Less than 1% of outstanding shares of common stock.

(1)
Applicable percentage ownership is based on 146,414,788 shares of common stock outstanding as of February 2, 2009. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days.  For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days are deemed to be outstanding and beneficially owned by such person or persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Represents (a) 66,550,000 shares of common stock, (b) 35,300,000 warrants acquired in the Company’s May 2008 financing and (c) warrants to purchase 20,312,500 shares of common stock acquired upon exercise of the right vested in that certain Executive Management Agreement, dated as of December 18, 2007.  Kaleil Isaza Tuzman, the Company’s Chief Executive Officer, holds a controlling interest in KIT Media and holds the voting and dispositive power of the shares directly held by KIT Media, Ltd.  For purposes of voting, on an actual basis, KIT Media Limited owns 45.45% of the Company’s outstanding shares. For purposes of voting, on an actual basis, Mr. Isaza Tuzman owns 45.88% of the Company’s outstanding shares.

(3)
Represents (a) 625,000 shares of common stock and (b) shares underlying 2,100,000 stock options granted to KIT Capital, Ltd. pursuant to that certain Executive Management Agreement, dated as of December 18, 2007. 700,000 of the options vested on January 8, 2008. The remainder of the options vest and become exercisable at the rate of 1/36th per month commencing on February 9, 2008, of which 505,557 options vest within the next 60 days, with an exercise price of $0.1745 per share and an expiration date of June 21, 2013.  Also includes (i) 1,200,000 shares of common stock issuable upon the exercise of stock options, of which 275,000 vest within the next 60 days, with an exercise price of $0.08 per share and an expiration date of March 16, 2013, and (ii) 700,000 shares of common stock issuable upon the exercise of stock options, of which 116,664 vest within the next 60 days, with an exercise price of $0.28 per share and an expiration date of June 21, 2013.  Kaleil Isaza Tuzman, the Company’s Chief Executive Officer, holds a controlling interest in KIT Capital and holds the voting and dispositive power of the shares directly held by KIT Capital.  For purposes of voting, on an actual basis, KIT Capital, Ltd. owns 0.43% of the Company’s outstanding shares.  For purposes of voting, on an actual basis, Mr. Isaza Tuzman owns 45.88% of the Company’s outstanding shares.

(4)
Represents (a) 123,600 shares of common stock, (b) 1,200,000 shares of common stock issuable upon the exercise of stock options, of which 529,689 vest within the next 60 days, with an exercise price of $0.08 per share and an expiration date of March 16, 2013, and (c) 700,000 shares of common stock issuable upon the exercise of stock options, of which 116,664 vest within the next 60 days, with an exercise price of $0.28 per share and an expiration date of June 21, 2013.  For purposes of voting, on an actual basis, Mr. Campion owns 0.08% of the Company’s outstanding shares.

(5)
Represents (a) 100,000 shares of common stock owned directly by Mr. Smyth, (b) 410,000 shares of common stock issuable upon the exercise of stock options, of which 410,000 vest within the next 60 days, with an exercise price of $0.08 per share and an expiration date of March 16, 2013, (c) 2,850,000 shares of common stock issuable upon exercise of warrants, of which 1,054,166 vest within the next 60 days, and are exercisable at an exercise price of $0.133 per share and have an expiration date of March 30, 2012, and (d) 250,000 shares of common stock issuable upon the exercise of stock options, of which 31,250 vest within the next 60 days, with an exercise price of $0.28 per share and an expiration date of June 21, 2013.  For purposes of voting, on an actual basis, Mr. Smyth owns 0.07% of the Company’s outstanding shares.

(6)
Represents (a) 39,100 shares of common stock, (b) 285,000 shares of common stock issuable upon the exercise of stock options, of which 67,009 vest within the next 60 days, with an exercise price of $0.08 per share and an expiration date of March 16, 2013, and (c) 142,500 shares of common stock issuable upon the exercise of stock options, of which 17,812 vest within the next 60 days, with an exercise price of $0.28 per share and an expiration date of June 21, 2013.  For purposes of voting, on an actual basis, Mr. Walker owns 0.03% of the Company’s outstanding shares.

(7)
Represents (a) 100,000 shares of common stock owned directly by Mr. El-Tayara, (b) 285,000 shares of common stock issuable upon the exercise of stock options, of which 67,009 vest within the next 60 days, with an exercise price of $0.08 per share and an expiration date of March 16, 2013, and (c) 142,500 shares of common stock issuable upon the exercise of stock options, of which 17,812 vest within the next 60 days, with an exercise price of $0.28 per share and an expiration date of June 21, 2013.  For purposes of voting, on an actual basis, Mr. El-Tayara owns 0.07% of the Company’s outstanding shares.

(8)
Represents (a) 40,000 shares of common stock, (b) 285,000 shares of common stock issuable upon the exercise of stock options, of which 67,009 vest within the next 60 days, with an exercise price of $0.08 per share and an expiration date of March 16, 2013, and (c) 142,500 shares of common stock issuable upon the exercise of stock options, of which 17,812 vest within the next 60 days, with an exercise price of $0.28 per share and an expiration date of June 21, 2013.  For purposes of voting, on an actual basis, Mr. Kroijer owns 0.03% of the Company’s outstanding shares.

(9)
Represents(a)  285,000 shares of common stock issuable upon the exercise of stock options, of which 53,436 will be vested within the next 60 days with an exercise price of $0.13 per share and an expiration date of March 30, 2013, and (b) 142,500 shares of common stock issuable upon the exercise of stock options, of which 17,812 vest within the next 60 days, with an exercise price of $0.28 per share and an expiration date of June 21, 2013.  For purposes of voting, on an actual basis, Mr. Hart owns no outstanding shares.

(10)
As reported in a Schedule 13G filed with the SEC on February 13, 2008, The Tudor BVI Global Portfolio Ltd. directly owns 909,636 shares of common stock and 272,891 warrants to purchase common stock of the Company. The Raptor Global Portfolio Ltd. directly owns 3,426,557 shares of common stock and 1,027,967 warrants. The Altar Rock Fund L.P. directly owns 7,050 shares of common stock and 2,115 warrants. Tudor Investment Corporation provides investment advisory services to BVI Global Portfolio Ltd. and may be deemed to beneficially own the securities held by The Tudor BVI Global Portfolio, Ltd. Tudor Investment Corporation disclaims beneficial ownership of the securities held by BVI Global Portfolio, Ltd. In addition, Paul Tudor Jones II, as the controlling stockholder of Tudor Investment Corporation, may be deemed to be the beneficial owner of the shares of the Company held by The Tudor BVI Global Portfolio, Ltd. Tudor Investment Corporation and Mr. Jones disclaim beneficial ownership of the securities held by The BVI Global Portfolio Ltd. For purposes of voting, on an actual basis, Mr. Jones and affiliated entities own 3.79% of the Company’s outstanding shares.

(11)
As reported in a Schedule 13G filed with the SEC on February 14, 2008. Represents 1,517,050 shares of common stock and 405,405 warrants. For purposes of voting, on an actual basis, Wellington Trust Company, NA owns 1.32% of the Company’s outstanding shares.

(12)
As reported in a Schedule 13G filed with the SEC on February 13, 2008. Represents shares of common stock which are owned by clients of Wellington Management. Except for Wellington Trust Company, NA, none of these clients owns more than 5% of the Company’s outstanding shares of common stock. For purposes of voting, on an actual basis, Wellington Management Company, LLP owns 4.62% of the Company’s outstanding shares.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from either of the matters to be acted upon as set forth in this Information Statement, which is not shared by all other stockholders pro rata, and in accordance with their respective interests.

NO DISSENTERS’ RIGHTS

Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the reverse stock split or any other corporate actions described in this Information Statement.

INFORMATION STATEMENT EXPENSES

The expense of this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it.  Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable expenses incurred in this effort.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of its equity securities.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  All such persons have filed all reports.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Company’s filings also are available to you free of charge at the SEC’s website at http://www.sec.gov or on the Company’s website at http://www.kit-digital.com.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about the Company. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that the Company cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, the Company’s actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements.

You should rely only on the information provided in this Information Statement. The Company has not authorized any person to provide information other than that provided here. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front page of this document.

By Order of the Board of Directors,

Kaleil Isaza Tuzman
Chairman and Chief Executive Officer